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                                                               EXHIBIT 10.26(c)

                 SECOND AMENDMENT TO AMENDED AND RESTATED MASTER
                         REPURCHASE AGREEMENT GOVERNING
                      PURCHASES AND SALES OF MORTGAGE LOANS

         This Second Amendment to Amended and Restated Master Repurchase Agreement Governing Purchases and Sales of Mortgage Loans, effective as of July 1, 1999 (this "Second Amendment"), dated as of June 30, 1999, is made by and between LEHMAN COMMERCIAL PAPER INC. ("Buyer") and AAMES CAPITAL CORPORATION ( "Seller"; collectively with Buyer, "Parties").

                                R E C I T A L S :

         The Seller and the Buyer are parties to an Amended and Restated Master Repurchase Agreement Governing Purchases and Sales of Mortgage Loans, dated as of February 10, 1999 as modified and amended by the Amendment to Amended and Restated Master Repurchase Agreement Governing Purchases and Sales of Mortgage Loans dated as of June 30, 1999 (collectively, the "Agreement"), pursuant to which Buyer has agreed, subject to the terms and conditions set forth in the Agreement, to purchase certain mortgage loans owned by the Seller, including, without limitation, all rights of Seller to service and administer such mortgage loans and residential properties. Terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement, as amended hereby.

         The Parties wish to amend the Agreement to modify certain of the terms and conditions governing the purchase and sale of the mortgage loans.

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows, effective as of the date hereof:

Section 1. Amendments.

1.1 The reference to "February 10, 2000" in Section 1 is deleted and replaced with "March 31, 2000".

1.2 The definition of "Pricing Spread" in Section 2 is deleted in its entirety and replaced with the following language:

     "`Pricing Spread' means the rate specified in the Confirmation, which shall be equal to (i) on each date prior to the delivery to the Custodian of the complete Mortgage Files with respect to the related Purchased Mortgage Loans, 2.00% and (ii) on each date on and after the delivery to the Custodian of such Mortgage Files, 1.50%."


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1.3  Paragraph (a) of the definition of "Trigger Event" in Section 2 is deleted in its entirety and replaced with the following language:

         "Net Worth shall be less than (i) $120,000,000 at any time from June 30, 1999 to but excluding September 30, 1999 or (ii) thereafter $150,000,000 plus 90% of all additional shareholders' equity raised, determined in accordance with GAAP, since the date of this Second Amendment (excluding any additional equity contribution by Capital Z Partners in an amount up to $25,000,000 and the public rights offering scheduled for September 1999 after the date of this Second Amendment) plus 75% of cumulative reported net income, determined in accordance with GAAP; or"

1.4 Paragraph (b) of the definition of "Trigger Event" in Section 2 is deleted in its entirety and replaced with the following language:

         "Tangible Net Worth shall be less than (i) $120,000,000 at any time from June 30, 1999 to but excluding September 30, 1999 or (ii) thereafter $150,000,000 plus 90% of all additional shareholders' equity raised, determined in accordance with GAAP, since the date of this Second Amendment (excluding any additional equity contribution by Capital Z Partners in an amount up to $25,000,000 and the public rights offering scheduled for September 1999 after the date of this Second Amendment) plus 75% of cumulative reported net income, determined in accordance with GAAP; or"

1.5 Paragraph (c) of the definition of "Trigger Event" in Section 2 is deleted in its entirety and replaced with the following language:

    (c) the Leverage Ratio shall exceed (i) 6.5 to 1.0 from June 30, 1999 to but excluding September 30, 1999 or (ii) 5.0 to 1.0 thereafter; except, however, the application of this test shall not apply until such time as the securitization more commonly known as Aames 1999-1 has closed.

1.6 Section 13(xiii) is deleted in its entirety and replaced with the following language:

     "Net Worth shall be less than (i) $120,000,000 at any time from June 30, 1999 to but excluding September 30, 1999 or (ii) thereafter $140,000,000 plus 90% of all additional shareholders' equity raised, determined in accordance with GAAP, since the date of this Second Amendment (excluding any additional equity contribution by Capital Z Partners in an amount up to $25,000,000 and the public rights offering scheduled for September 1999 after the date of this Second Amendment) plus 75% of cumulative reported net income, determined in accordance with GAAP; or"

1.7 Section 13(xiv) is deleted in its entirety and replaced with the following language:


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     "Tangible Net Worth shall be less than (i) $120,000,000 at any time from June 30, 1999 to but excluding September 30, 1999 or (ii) thereafter $140,000,000 plus 90% of all additional shareholders' equity raised, determined in accordance with GAAP, since the date of this Second Amendment (excluding any additional equity contribution by Capital Z Partners in an amount up to $25,000,000 and the public rights offering scheduled for September 1999 after the date of this Second Amendment) plus 75% of cumulative reported net income, determined in accordance with GAAP; or"

1.8 Section 13(xv) is deleted in its entirety and replaced with the following language:

     "(c) the Leverage Ratio shall exceed (i) 6.5 to 1.0 from June 30, 1999 to but excluding September 30, 1999 or (ii) 5.0 to 1.0 thereafter; except, however, the application of this test shall not apply until such time as the securitization more commonly known as Aames 1999-1 has closed."

1.9 Section 20(a) shall be deleted in its entirety and replaced with the following language:

     "(a) This Agreement shall terminate upon the earlier of (i) March 31, 2000 or (ii) written notice from Seller to Buyer to such effect, except that this Agreement shall notwithstanding the above clauses, remain applicable to any Transaction then outstanding.

1.10 Paragraph (l) of Exhibit V to the Agreement is deleted in its entirety and replaced with the following language:

     "(l) Full Disbursement of Proceeds. The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with, except with respect to the proceeds of a Q-1 Loan; provided, that the Purchase Price of such Q-1 Loan, together with the aggregate Purchase Price for all such Q-1 Loans subject to then outstanding Transactions does not exceed 5% of the aggregate Purchase Price for all Purchased Mortgage Loans subject to then outstanding Transactions (after giving effect to the purchase of such Q-1
Loan). All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage."



     1.11 Paragraph (o) of Exhibit V to the Agreement is deleted in its entirety and replaced with the following language:

           "Loan-to-Value Ratio: The Mortgage Loans subject to Transactions do not have a weighted average cumulative Loan-To-Value Ratio in excess of 85%. If a Mortgage Loan has a Loan-To-Value greater than 90% and less than 95% or equal to or greater than 95% and less than 100%, the Purchase Price of Purchased Mortgage Loans secured by a first or second lien on


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the related Mortgaged Properties subject to then outstanding Transactions having a Loan-To-Value Ratio greater than 90% and less than 95% or equal to or greater than 95% and less than 100% does not, in either case, exceed the greater of (x) 5% of the aggregate Purchase Price for all Mortgage Loans which are subject to then outstanding Transactions and (y) $ 15,000,000.


SECTION 2. COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE PARTIES.

2.1 Except as expressly amended by Section 1 hereof, the Agreement remains unaltered and in full force and effect. Each Party hereby reaffirms all terms and covenants made in the Agreement as modified and amended hereby.

2.2 Each of the Parties hereby represents and warrants to the other parties that
(a) this Second Amendment constitutes the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, and (b) the execution and delivery by such Party of this Amendment has been duly authorized by all requisite limited liability company or corporate action, as applicable, on the part of such Party and will not violate any provision of the organizational documents of such Party.


SECTION 3. PAYMENT OF FEES; EXPENSES.

3.1 (Reserved)

SECTION 4. EFFECT UPON THE AGREEMENT.

4.1 Except as specifically set forth herein, the Agreement shall remain in full force and effect and is hereby ratified and confirmed. All references to the "Agreement" in the Amended and Restated Master Repurchase Agreement Governing Purchases and Sales of Mortgage Loans shall mean and refer to the Amended and Restated Master Repurchase Agreement Governing Purchases and Sales of Mortgage Loans as modified and amended hereby.

4.2 The execution, delivery and effectiveness of this Second Amendment shall not operate as a waiver of any right, power or remedy of any Party under the Agreement, or any other document, instrument or agreement executed and/or delivered in connection therewith.

SECTION 5. GOVERNING LAW.

THIS SECOND AMENDMENT SHALL BE CONSTRUED, INTERPRETED AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.


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SECTION 6. COUNTERPARTS.

This Second Amendment may be executed in any number of counterparts, and all such counterparts shall together constitute the same agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Second Amendment to be executed as of the day and year first above written.


                          SELLER:
                          AAMES CAPITAL CORPORATION, as Seller


                          By:      /s/  David A. Sklar
                             --------------------------------------
                          Name:    David A. Sklar
                               ------------------------------------
                          Title:            EVP & CFO
                                -----------------------------------

                          BUYER:
                          LEHMAN COMMERCIAL PAPER INC., as Buyer


                          By:     /s/  Kurt A. Locher
                             --------------------------------------

                          Name:    Kurt Locher
                               ------------------------------------
                          Title:            Authorized Signatory
                                -----------------------------------


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